Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Accelerates Business Transformation with

Additional Spine-Experienced Leadership Appointments

•	Patrick Miles to lead company as Executive Chairman

•	Quentin Blackford appointed to Board of Directors

•	Miles and Blackford to make equity investments totaling more than $3.5 million

CARLSBAD, Calif., October 2, 2017 — Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, announced that Patrick Miles has been appointed as Executive Chairman and Quentin Blackford as a member of the Board, effective today. Miles will lead the organization, and Terry Rich, Alphatec‘s Chief Executive Officer, will continue in his role, reporting to Miles. In conjunction with these appointments, Miles and Blackford are personally investing in Alphatec common stock in an aggregate amount in excess of $3.5 million.

“Today’s announcement marks continued execution of our vision to reposition Alphatec as the most respected, fastest-growing company in U.S. spine,” said Mr. Rich. “Pat and Quentin have decades of industry experience and well-deserved reputations that speak for themselves. Their personal financial commitments are a powerful testament to their personal commitments to increase shareholder value; a conviction that has been expressed by our entire leadership team.”

Rich continued, “Pat is a globally recognized spine visionary and a proven driver of market-share expansion. His passionate belief that our most important business is in the operating room aligns absolutely with the Alphatec value system, and positions him extraordinarily well to lead the organization. I have great confidence that Pat’s influence on daily operations, product development decisions, and surgeon engagements will accelerate the business transformation that we are driving. I look forward to partnering with him to advance Alphatec’s growth trajectory by executing our mission to improve patient lives.”

Miles brings a wealth of orthopedics and innovation expertise, with over 25 years of industry experience, and as a named inventor on close to 100 industry patents. In his capacity as Executive Chairman, he will be fully engaged, focusing primarily on further defining and implementing Alphatec’s strategic initiatives, expanding and fortifying the Company’s relationships with surgeon customers, and leading Alphatec’s new technology development. Miles joins Alphatec following a 17-year tenure at NuVasive, Inc., where he was a central figure in the company’s expansion from a start-up business to a global spine corporation with close to $1 billion in revenues. He most recently served as NuVasive’s Vice Chairman; prior to that, he was its President and Chief Operating Officer, and President of Global Products and Services. Before joining

NuVasive, Mr. Miles held sales and marketing roles with Medtronic Sofamor Danek and Smith & Nephew.

“I am thrilled to work closely with Terry once again to reposition Alphatec as the next great growth story in spine. Together, we share roughly 50 years of spine and orthopedics expertise — a level unrivaled in spine leadership — which will guide us in determining how best to serve this market. I look forward to driving toward improved surgical outcomes and market share expansion,” said Miles. “Alphatec has a broad and impressive product portfolio, improving surgeon engagement, and great access to hospitals; all of which position the Company exceptionally well to take market share in today’s environment. This is a high-caliber team driving an important mission, and I feel incredibly lucky to be a part of it.”

Blackford joins the Alphatec Board of Directors with 17 years of experience in the medical device industry. He is currently Executive Vice President and Chief Financial Officer of DexCom, Inc. Prior to joining Dexcom, Blackford was Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity for NuVasive. In that role, he led the Finance, Strategy and Corporate Development, Compliance and Regulatory functions. Before joining NuVasive in 2009, Mr. Blackford held various leadership roles with Zimmer Holdings, Inc., including Director of Finance and Controller for Zimmer Dental.

“Alphatec has assembled an exceptional team of spine industry leaders who are already transforming the business. I am excited to help shape the Company’s strategic direction as Alphatec evolves into a leading spine player,” said Blackford.

In connection with these appointments, Mortimer Berkowitz III, Alphatec’s Chairman since December 2016, will transition into the role of Lead Director. In addition, Stephen O’Neil has resigned from his position as a member of the Company’s Board of Directors, effective immediately. Mr. Rich will also remain a key member of the Alphatec Board.

Mr. Berkowitz said, “I would like to thank Steve for his 12 years of dedicated service to Alphatec, and for being a trusted colleague and counselor. I also enthusiastically welcome Pat and Quentin to the Alphatec family, and thank Terry for his efforts in bringing them aboard. They share the optimism and the vision that we have for the future of this Company, and I look forward to serving with them in the Lead Director role.”

Inducement Award

As an inducement to accepting employment with the Company, and in accordance with applicable NASDAQ listing requirements, the Board of Directors has also approved an award to Mr. Miles of 1,000,000 restricted stock units (RSUs).

The RSUs will be granted following registration of the common stock underlying the RSUs and will vest in equal annual installments on each of the first three anniversaries of Mr. Miles’ date of employment if he remains continuously employed by Alphatec as of such vesting date. In addition, the RSUs will fully vest upon a change in control of Alphatec.

The Board approved an amendment to Alphatec’s 2016 Employment Inducement Award Plan to increase the shares reserved for issuance thereunder by 1 million shares, effective October 2, 2017.

Equity Investments in Alphatec Common Shares

Mr. Miles has agreed to purchase 1.3 million shares of common stock and Mr. Blackford has agreed to purchase at least 220,000 shares of common stock and up to 440,000 shares of common stock, all at a purchase price of $2.26 per share (the consolidated closing bid price of Alphatec common shares on September 29, 2017), for gross proceeds to the Company of between $3.5 million and $4 million. The share purchases are expected to close on or before January 1, 2018. In connection with his purchase of Alphatec common stock, at the closing, Mr. Miles will also receive a five-year warrant to purchase up to 1.3 million shares of common stock at a purchase price of $5.00 per share which, if exercised, will generate additional gross proceeds to the Company of $6.6 million.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiary Alphatec Spine, Inc., is a medical device company that designs, develops, and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company’s mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the Alphatec brand and turning the Company into a growth organization. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Zack Kubow

The Ruth Group

(646) 536-7000

alphatec@theruthgroup.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

(760) 431-9286

Investorrelations@alphatecspine.com